Press Release

RLJ Lodging Trust Reports Fourth Quarter
and Full Year 2015 Results

- Full year Pro forma RevPAR increased 3.9%
- Acquired three hotels in key high-growth markets for $175.9 million
- Sold 23 non-core hotels for $252.5 million
- Repurchased 8.0 million shares for $225.2 million

Bethesda, MD, February 24, 2016 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the quarter and year ended December 31, 2015.

Full Year Highlights

•	Pro forma RevPAR increased 3.9%, Pro forma ADR increased 5.3%, and Pro forma Occupancy decreased 1.4%

•	Achieved Pro forma Hotel EBITDA Margin of 36.4%

•	Pro forma Consolidated Hotel EBITDA increased 6.1% to $405.1 million

•	Adjusted FFO increased 4.5% to $324.7 million

•	Acquired three hotels in key high-growth markets for $175.9 million

•	Sold 23 non-core hotels for $252.5 million

•	Completed and opened two hotel conversion properties

•	Distributed an aggregate cash dividend of $1.32 per share, representing an increase of 26.9% over the prior year

•	Repurchased 8.0 million shares for $225.2 million

Fourth Quarter Highlights

•	Pro forma RevPAR increased 2.5%, Pro forma ADR increased 3.6%, and Pro forma Occupancy decreased 1.0%

•	Achieved Pro forma Hotel EBITDA Margin of 35.5%

•	Pro forma Consolidated Hotel EBITDA increased 4.1% to $95.9 million

•	Sold one non-core hotel for $14.1 million

•	Repurchased 1.1 million shares for $25.2 million

“In 2015, we continued to execute on our strategic initiatives, including driving RevPAR growth, improving our portfolio by recycling non-core assets, and delivering high quality conversions, as well as returning capital to our shareholders,” commented Thomas J. Baltimore, Jr., President and Chief Executive Officer. “As we look ahead, lodging fundamentals remain positive and our diversified portfolio, supported by our fortress balance sheet, is well-positioned to deliver continued growth.”

Financial and Operating Results
Performance metrics such as Occupancy, Average Daily Rate (“ADR”), Revenue Per Available Room (“RevPAR”), Hotel EBITDA, and Hotel EBITDA Margin are Pro forma. The prefix “Pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, Adjusted EBITDA, Hotel EBITDA, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included at the end of this release.

Pro forma RevPAR for the three months ended December 31, 2015, increased 2.5% over the comparable period in 2014, driven by a Pro forma ADR increase of 3.6%, which was offset by a Pro forma Occupancy decrease of 1.0%. Excluding Houston and New York, which experienced softness in the quarter, Pro forma RevPAR growth was 4.8%. Six of the Company’s markets achieved double-digit RevPAR growth, including Dallas, Tampa, Northern California, Indianapolis, Boston, and Salt Lake City, which experienced RevPAR growth of 20.8%, 17.0%, 15.3%, 14.9%, 14.8%, and 10.6%, respectively. For the year ended December 31, 2015, Pro forma RevPAR increased 3.9% over the comparable period in 2014, driven by a Pro forma ADR increase of 5.3%, which was offset by a Pro forma Occupancy decrease of 1.4%.

Pro forma Hotel EBITDA Margin for the three months ended December 31, 2015, decreased 27 basis points over the comparable period in 2014 to 35.5%. Excluding Houston and New York, Pro forma Hotel EBITDA Margin increased 52 basis points. For the year ended December 31, 2015, Pro forma Hotel EBITDA Margin increased nine basis points over the comparable period in 2014 to 36.4%. Excluding Houston and New York, Pro forma Hotel EBITDA Margin increased 87 basis points.

Pro forma Consolidated Hotel EBITDA includes the results of non-comparable hotels. For the three months ended December 31, 2015, Pro forma Consolidated Hotel EBITDA increased $3.8 million to $95.9 million, representing a 4.1% increase over the comparable period in 2014. For the year ended December 31, 2015, Pro forma Consolidated Hotel EBITDA increased $23.3 million to $405.1 million, representing an increase of 6.1% over the comparable period in 2014.

Adjusted EBITDA for the three months ended December 31, 2015, decreased $0.5 million to $89.8 million, representing a 0.5% decrease over the comparable period in 2014. For the year ended December 31, 2015, Adjusted EBITDA increased $13.2 million to $380.1 million, representing an increase of 3.6% over the comparable period in 2014.

Adjusted FFO for the three months ended December 31, 2015, decreased $1.4 million to $74.8 million, representing a 1.8% decrease over the comparable period in 2014. For the year ended December 31, 2015, Adjusted FFO increased $14.0 million to $324.7 million representing an increase of 4.5% over the comparable period in 2014.

Adjusted FFO per diluted share and unit for the quarter and year ended December 31, 2015, was $0.60 and $2.50, respectively, based on the Company’s diluted weighted-average common shares and units outstanding of 125.6 million and 129.9 million for each period, respectively.

Non-recurring items and other adjustments which were noteworthy for the three months ended December 31, 2015, included a gain of $4.6 million primarily associated with the sale of one hotel, an impairment loss of $1.0 million related to one hotel, and a non-cash deferred tax benefit of $39.9 million related to the release of a valuation allowance. In addition to these items, non-recurring items during the year ended December 31, 2015, also included gains totaling $23.8 million attributed to the sale of 22 other hotels, for a total gain on sale of $28.4 million for the year.

Non-recurring items are included in net income attributable to common shareholders but are excluded from Adjusted EBITDA and Adjusted FFO, as applicable. A complete listing of non-recurring items is provided in the Non-GAAP reconciliation tables in this press release for the quarter and year ended December 31, 2015 and 2014.

Net income attributable to common shareholders for the three months ended December 31, 2015, was $73.8 million, compared to $33.8 million for the comparable period in 2014. For the year ended December 31, 2015, net income attributable to common shareholders was $218.2 million, compared to $135.4 million for the comparable period in 2014.

Net cash flow from operating activities for the year ended December 31, 2015, totaled $328.9 million, compared to $298.8 million for the comparable period in 2014.

Acquisitions
During the year ended December 31, 2015, the Company acquired three hotels for a gross purchase price of approximately $175.9 million.

On July 15, 2015, the Company acquired the 164-room Hyatt Place DC/Downtown/K Street in Washington, DC for $68.0 million, or approximately $415,000 per key. The Company expects that the purchase price will represent a forward capitalization rate of approximately 7.1% based on the hotel's projected 2016 net operating income.

On July 20, 2015, the Company acquired the 170-room Homewood Suites Seattle/Lynnwood in Lynnwood, WA for $37.9 million, or approximately $223,000 per key. The Company expects that the purchase price will represent a forward capitalization rate of approximately 8.0% based on the hotel's projected 2016 net operating income.

On September 25, 2015, the Company acquired the 156-room Residence Inn Palo Alto Los Altos in Los Altos, CA for $70.0 million, or approximately $449,000 per key. The Company expects that the purchase price will represent a forward capitalization rate of approximately 8.1% based on the hotel's projected 2016 net operating income.

Conversions
On August 24, 2015, the Company completed the conversion of the 167-room SpringHill Suites Houston Downtown/Convention Center in Houston, TX for an all-in investment of $32.6 million, or approximately $195,000 per key. The Company expects a forward capitalization rate of approximately 8.0% based on the hotel's projected 2016 net operating income.

On September 19, 2015, the Company completed the conversion of the 166-room Courtyard San Francisco Union Square in San Francisco, CA for an all-in investment of $56.5 million, or approximately $340,000 per key. The Company expects a forward capitalization rate of approximately 8.6% based on the hotel's projected 2016 net operating income.

Dispositions
During the year ended December 31, 2015, the Company sold 23 hotels for total proceeds of approximately $252.5 million.

On February 23, 2015, the Company sold a portfolio of 20 hotels totaling 2,461 rooms for approximately $230.3 million.

On May 22, 2015, the Company sold the 63-room Fairfield Inn & Suites Valparaiso in Valparaiso, IN for $2.4 million.

On July 7, 2015, the Company sold the 80-room Residence Inn South Bend in South Bend, IN for $5.8 million.

On October 14, 2015, the Company sold the 221-room Embassy Suites Columbus in Columbus, OH for $14.1 million.

Balance Sheet
During the year ended December 31, 2015, the Company repaid approximately $165.0 million of property level debt associated with 20 assets.

Loan	Hotels	Maturity	Floating / Fixed	Balance as of Debt Payoff
Capmark Financial Group	1	May 2015	Fixed	$10,513
Capmark Financial Group	1	Jun 2015	Fixed	4,561
Barclays Bank	12	Jun 2015	Fixed	107,130
Barclays Bank	4	Jun 2015	Fixed	26,689
Capmark Financial Group	1	Jul 2015	Fixed	6,172
Barclays Bank	1	Sep 2015	Fixed	9,939
Total Debt Payoff	20			$165,004
Note: Excludes $1.6 million of amortization paid down during the year.

On July 1, 2015, the Company drew down the entire $150.0 million of funds available under the 2014 Seven-Year Term Loan. Additionally, the Company drew the remaining $7.0 million available under its first mortgage loan on the Marriott Louisville Downtown.

On September 25, 2015, the Company assumed approximately $33.4 million of property-level CMBS debt associated with the Residence Inn Palo Alto Los Altos.

As of December 31, 2015, the Company had $134.2 million of unrestricted cash on its balance sheet, $300.0 million available on its revolving credit facility, and $1.6 billion of debt outstanding. The Company’s ratio of net debt to Adjusted EBITDA, pro forma for acquisitions and dispositions, for the year ended December 31, 2015, was 3.8 times.

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.33 per common share of beneficial interest in the fourth quarter. The dividend was paid on January 15, 2016, to shareholders of record as of December 31, 2015.

For the year ended December 31, 2015, the Company distributed a total dividend of $1.32 per common share of beneficial interest, representing an increase of 26.9% over the prior year's annual distribution.

Share Buyback
During the year ended December 31, 2015, the Company's Board of Trustees authorized an initial share repurchase of $200.0 million of the Company's common shares on May 1, 2015 and upsized the program to $400.0 million on October 30, 2015.

In the fourth quarter of 2015, the Company repurchased 1.1 million shares for $25.2 million at an average price per share of $24.00. In aggregate, the Company repurchased 8.0 million shares for $225.2 million at an average price per share of $27.99.  The Company’s authorized share buyback program has a remaining capacity of $174.8 million.

Subsequent Events
On February 22, 2016, the Company sold the 62-room Holiday Inn Express Merrillville in Merrillville, IN for $2.9 million.

2016 Outlook
The Company’s outlook does not include operational results from the recently sold Holiday Inn Express Merrillville and excludes potential future acquisitions and dispositions, which could result in a material change to the Company’s outlook. The 2016 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.

For the full year 2016, the Company anticipates:

Current Outlook
Pro forma RevPAR growth (1)	3% to 5%
Pro forma Hotel EBITDA Margin (1)	36.5% to 37.5%
Pro forma Consolidated Hotel EBITDA	$425.0M to $450.0M
Corporate Cash General & Administrative	$27.5M to $28.5M
(1) Excludes non-comparable hotels. Properties closed for renovations are considered non-comparable and therefore are excluded for periods in which they are closed.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on February 25, 2016, at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s fourth quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations section of the Company’s website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company owns 125 hotels with approximately 20,800 rooms, located in 21 states and the District of Columbia.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs, and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national, and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses, and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the SEC.

###

Additional Contacts:
Leslie D. Hale, Chief Financial Officer, RLJ Lodging Trust – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:

 http://rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, and (5) Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”)
EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes OP units, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares and OP units.

Hotel EBITDA
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Consolidated Hotel EBITDA includes results for periods prior to ownership, includes non-comparable hotels which were not open for operation or were closed for renovations for comparable periods, and excludes sold hotels. Pro forma Hotel EBITDA excludes the results of non-comparable hotels.

Adjustments to FFO and EBITDA
The Company adjusts FFO and EBITDA for certain additional items, such as transaction and pursuit costs, the amortization of share based compensation, and certain other expenses that the Company considers outside the normal course of business or extraordinary. The Company believes that Adjusted FFO and Adjusted EBITDA provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income, FFO, and EBITDA, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO and EBITDA for the following items, as applicable:

•	Transaction and Pursuit Costs: The Company excludes transaction and pursuit costs expensed during the period because it believes they do not reflect the underlying performance of the Company.

•
Non-Cash Expenses: The Company excludes the effect of certain non-cash items because it believes they do not reflect the underlying performance of the Company. The Company has excluded the amortization of share based compensation, non-cash gain or loss on the disposal of assets, non-cash debt extinguishment costs, the accelerated amortization of deferred financing fees, impairment losses, and non-cash deferred tax benefits.

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	December 31, 2015	December 31, 2014
Assets
Investment in hotel properties, net	$3,674,999	$3,518,803
Cash and cash equivalents	134,192	262,458
Restricted cash reserves	55,455	63,054
Hotel and other receivables, net of allowance of $117 and $166, respectively	25,755	25,691
Deferred financing costs, net	8,096	11,421
Deferred income tax asset	49,978	7,502
Prepaid expense and other assets	31,736	42,115
Assets of hotel properties held for sale	—	197,335
Total assets	$3,980,211	$4,128,379
Liabilities and Equity
Mortgage loans	$407,755	$532,747
Term loans	1,175,000	1,025,000
Accounts payable and other liabilities	129,192	129,388
Deferred income tax liability	9,801	7,879
Advance deposits and deferred revenue	11,647	9,984
Accrued interest	4,883	2,783
Distributions payable	41,409	42,114
Total liabilities	1,779,687	1,749,895
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at December 31, 2015 and 2014, respectively.	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 124,635,675 and 131,964,706 shares issued and outstanding at December 31, 2015 and 2014, respectively.	1,246	1,319
Additional paid-in-capital	2,195,732	2,419,731
Accumulated other comprehensive loss	(16,602)	(13,644)
Retained earnings (distributions in excess of net earnings)	2,439	(46,415)
Total shareholders’ equity	2,182,815	2,360,991
Noncontrolling interest:
Noncontrolling interest in joint venture	6,177	6,295
Noncontrolling interest in Operating Partnership	11,532	11,198
Total noncontrolling interest	17,709	17,493
Total equity	2,200,524	2,378,484
Total liabilities and equity	$3,980,211	$4,128,379

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	For the three months ended December 31,		For the year ended December 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)
Revenue
Operating revenue
Room revenue	$237,399	$242,035	$985,361	$969,402
Food and beverage revenue	29,211	29,614	114,818	107,538
Other operating department revenue	8,653	8,462	36,161	32,257
Total revenue	$275,263	$280,111	$1,136,340	$1,109,197
Expense
Operating expense
Room expense	$54,498	$54,402	$220,101	$213,071
Food and beverage expense	20,367	20,452	81,117	75,468
Management and franchise fee expense	27,758	28,228	116,462	114,802
Other operating expense	58,481	62,658	239,966	243,004
Total property operating expense	161,104	165,740	657,646	646,345
Depreciation and amortization	41,398	38,753	156,226	144,294
Impairment loss	1,003	—	1,003	9,200
Property tax, insurance and other	18,900	18,379	76,682	71,443
General and administrative	8,769	10,378	37,810	41,671
Transaction and pursuit costs	53	475	3,058	4,850
Total operating expense	231,227	233,725	932,425	917,803
Operating income	44,036	46,386	203,915	191,394
Other income	495	244	1,598	807
Interest income	382	259	1,563	1,881
Interest expense	(14,903)	(14,164)	(54,788)	(56,810)
Income from continuing operations before income tax benefit (expense)	30,010	32,725	152,288	137,272
Income tax benefit (expense)	39,741	17	39,126	(1,145)
Income from continuing operations	69,751	32,742	191,414	136,127
Gain on sale of hotel properties	4,616	1,328	28,398	353
Net income	74,367	34,070	219,812	136,480
Net income attributable to noncontrolling interests
Noncontrolling interest in consolidated joint venture	(51)	(69)	(77)	(171)
Noncontrolling interest in the Operating Partnership	(530)	(156)	(1,514)	(868)
Net income attributable to common shareholders	$73,786	$33,845	$218,221	$135,441
Basic per common share data:
Net income attributable to common shareholders	$0.58	$0.26	$1.69	$1.06
Weighted-average number of common shares	124,256,834	131,189,673	128,444,469	127,360,669
Diluted per common share data:
Net income attributable to common shareholders	$0.59	$0.25	$1.68	$1.05
Weighted-average number of common shares	124,679,650	132,186,832	128,967,754	128,293,843

Note:
The Statement of Comprehensive Income and corresponding notes can be found in the Company’s Annual Report on Form 10-K.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds From Operations (FFO)

	For the three months ended December 31,		For the year ended December 31,
	2015	2014	2015	2014
Net income	$74,367	$34,070	$219,812	$136,480
Depreciation and amortization	41,398	38,753	156,226	144,294
Gain on sale of hotel properties	(4,616)	(1,328)	(28,398)	(353)
Impairment loss	1,003	—	1,003	9,200
Noncontrolling interest in joint venture	(51)	(69)	(77)	(171)
Adjustments related to joint venture (1)	(43)	(47)	(170)	(186)
FFO attributable to common shareholders	112,058	71,379	348,396	289,264
Non-cash income tax benefit (2)	(39,845)	—	(39,845)	—
Transaction and pursuit costs	53	475	3,058	4,850
Amortization of share based compensation	2,514	3,844	13,002	15,088
Loan related costs (3)	—	—	97	1,073
Other expenses (4)	—	432	—	432
Adjusted FFO attributable to common shareholders	$74,780	$76,130	$324,708	$310,707

Adjusted FFO per common share and unit-basic	$0.60	$0.58	$2.51	$2.42
Adjusted FFO per common share and unit-diluted	$0.60	$0.57	$2.50	$2.41

Basic weighted-average common shares and units outstanding (5)	125,151	132,084	129,338	128,255
Diluted weighted-average common shares and units outstanding (5)	125,574	133,081	129,862	129,188

Note:

(1)	Includes depreciation and amortization expense allocated to the noncontrolling interest in the joint venture.

(2)	Reflects the non-cash portion of income tax benefit (expense) related to the release of a valuation allowance.

(3)	Represents debt extinguishment costs and accelerated amortization of deferred financing fees.

(4)	Represents legal and other expenses outside the normal course of operations.

(5)	Includes 0.9 million operating partnership units.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended December 31,		For the year ended December 31,
	2015	2014	2015	2014
Net income	$74,367	$34,070	$219,812	$136,480
Depreciation and amortization	41,398	38,753	156,226	144,294
Interest expense, net (1)	14,899	14,153	54,758	56,144
Income tax (benefit) expense	(39,741)	(17)	(39,126)	1,145
Noncontrolling interest in joint venture	(51)	(69)	(77)	(171)
Adjustments related to joint venture (2)	(43)	(47)	(170)	(186)
EBITDA	90,829	86,843	391,423	337,706
Transaction and pursuit costs	53	475	3,058	4,850
Impairment loss	1,003	—	1,003	9,200
Gain on sale of property	(4,616)	(1,328)	(28,398)	(353)
Amortization of share based compensation	2,514	3,844	13,002	15,088
Other expenses (3)	—	432	—	432
Adjusted EBITDA	89,783	90,266	380,088	366,923
General and administrative (4)	6,255	6,534	24,808	26,583
Operating results from noncontrolling interest in joint venture	94	116	247	357
Other corporate adjustments	(294)	149	(730)	97
Consolidated Hotel EBITDA	95,838	97,065	404,413	393,960
Pro forma adjustments - Income from sold properties	85	(6,415)	(4,102)	(31,320)
Pro forma adjustments - Income from prior ownership	—	1,510	4,785	19,133
Pro forma Consolidated Hotel EBITDA	95,923	92,160	405,096	381,773
Non-comparable hotels (5)	(3,287)	(1,386)	(12,609)	(6,346)
Pro forma Hotel EBITDA	$92,636	$90,774	$392,487	$375,427

Note:
(1) Interest expense is net of interest income, excluding amounts attributable to investment in loans of $0.3 million and $1.5 million for the three and twelve months ended December 31, 2015, respectively, and $0.2 million and $1.2 million for the three and twelve months ended December 31, 2014, respectively.
(2) Includes depreciation, amortization, and interest expense allocated to the noncontrolling interest in the joint venture.

(3)	Represents legal and other expenses outside the normal course of operations.

(4)	General and administrative expenses exclude amortization of share based compensation, which is reflected in Adjusted EBITDA.
(5) Reflects the results of eight non-comparable hotels that were not open for the entirety of certain comparable periods: Residence Inn Atlanta Midtown/Georgia Tech, Courtyard Waikiki Beach, Hilton Cabana Miami Beach, Fairfield Inn & Suites Key West, Courtyard San Francisco Union Square, SpringHill Suites Houston Downtown/Convention Center, Homewood Suites Seattle/Lynnwood, and Hyatt Place DC/Downtown/K Street.

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of December 31, 2015
Secured Debt
PNC Bank - 5 hotels	5	May 2017	Floating	2.78%	$74,000
Wells Fargo - 4 hotels	7	Sep 2020	Floating (2)	4.19%	149,250
Wells Fargo - 4 hotels	7	Oct 2021	Floating (2)	3.99%	150,000
Wells Fargo - 1 hotel (4)	10	Jun 2022	Fixed	5.25%	34,505
Weighted Average / Secured Total				3.95%	$407,755

Unsecured Debt
Credit Facility (5)	4	Nov 2017	Floating	2.18%	$—
2013 Five-Year Term Loan	5	Aug 2018	Floating (2)(3)	3.10%	400,000
2012 Five-Year Term Loan	5	Mar 2019	Floating (2)	2.72%	400,000
2012 Seven-Year Term Loan	7	Nov 2019	Floating (2)	4.04%	225,000
2014 Seven-Year Term Loan	7	Jan 2022	Floating (2)	3.43%	150,000
Weighted Average / Unsecured Total				3.19%	$1,175,000

Weighted Average / Total Debt				3.39%	$1,582,755

Note:
(1) Interest rates as of December 31, 2015.
(2) The floating interest rate is hedged with an interest rate swap.
(3) Reflects interest rate swap on $350.0 million.
(4) Includes the net impact of a fair value adjustment.
(5) There is $300.0 million of borrowing capacity on the Credit Facility, which is charged an unused commitment fee of 0.35% annually.

RLJ Lodging Trust
Acquisitions
 (unaudited)

Acquisitions	Location	Acquisition Date	Management Company	Rooms	Gross Purchase Price ($ in millions)	% Interest
2015 Acquisitions
Hyatt Place DC/Downtown/K Street	Washington, DC	Jul 15, 2015	Aimbridge Hospitality	164	$68.0	100%
Homewood Suites Seattle/Lynnwood	Lynnwood, WA	Jul 20, 2015	InnVentures	170	37.9	100%
Residence Inn Palo Alto Los Altos	Los Altos, CA	Sep 25, 2015	InnVentures	156	70.0	100%
2015 Total				490	$175.9	100%

2014 Acquisitions
Hyatt House Charlotte Center City	Charlotte, NC	Mar 12, 2014	Hyatt Affiliate	163	$32.5	100%
Hyatt House Cypress Anaheim	Cypress, CA	Mar 12, 2014	Hyatt Affiliate	142	14.8	100%
Hyatt House Emeryville SF Bay Area	Emeryville, CA	Mar 12, 2014	Hyatt Affiliate	234	39.3	100%
Hyatt House San Diego Sorrento Mesa	San Diego, CA	Mar 12, 2014	Hyatt Affiliate	193	36.0	100%
Hyatt House San Jose Silicon Valley	San Jose, CA	Mar 12, 2014	Hyatt Affiliate	164	44.2	100%
Hyatt House San Ramon	San Ramon, CA	Mar 12, 2014	Hyatt Affiliate	142	20.8	100%
Hyatt House Santa Clara	Santa Clara, CA	Mar 12, 2014	Hyatt Affiliate	150	40.6	100%
Hyatt Market Street The Woodlands	The Woodlands, TX	Mar 12, 2014	Hyatt Corporation	70	25.8	100%
Hyatt Place Fremont Silicon Valley	Fremont, CA	Mar 12, 2014	Hyatt Affiliate	151	23.5	100%
Hyatt Place Madison Downtown	Madison, WI	Mar 12, 2014	Hyatt Affiliate	151	35.1	100%
Courtyard Portland City Center	Portland, OR	May 22, 2014	Sage Hospitality	256	67.0	100%
Embassy Suites Irvine Orange County	Irvine, CA	May 22, 2014	Sage Hospitality	293	53.0	100%
Hilton Cabana Miami Beach	Miami Beach, FL	Jun 19, 2014	Highgate Hotels	231	71.7	100%
Hyatt Atlanta Midtown	Atlanta, GA	Jul 14, 2014	Interstate Hotels and Resorts	194	49.5	100%
DoubleTree Grand Key Resort (2)	Key West, FL	Sep 11, 2014	Interstate Hotels and Resorts	215	77.0	100%
2014 Total (1)				2,749	$630.7	100%
Total Acquisitions				3,239	$806.6	100%

Note:
(1) Amounts are rounded for presentation purposes.
(2)  Purchase price does not include $1.3 million paid for five condominium units.

RLJ Lodging Trust
Pro forma Operating Statistics — Top 60 Assets

Property	City/State	# of Rooms	Pro forma Consolidated Hotel EBITDA
Marriott Louisville Downtown	Louisville, KY	616	$16,423
DoubleTree NYC Metropolitan	New York, NY	764	15,209
Courtyard Austin Dtwn Conv Ctr	Austin, TX	270	9,673
Hilton New York Fashion District	New York, NY	280	9,609
Hilton Garden Inn New York W 35th St	New York, NY	298	9,278
Courtyard Portland City Center	Portland, OR	256	7,856
Embassy Suites Tampa Dtwn Conv Ctr	Tampa, FL	360	7,315
Courtyard Chicago Downtown Mag Mile	Chicago, IL	306	7,135
Hilton Cabana Miami Beach	Miami Beach, FL	231	6,680
Renaissance Pittsburgh Hotel	Pittsburgh, PA	300	6,567
Hilton Garden Inn SF Oakland Bay Bridge	Emeryville, CA	278	6,312
Doubletree Grand Key Resort	Key West, FL	216	6,171
Embassy Suites Boston Waltham	Waltham, MA	275	6,000
Residence Inn Palo Alto Los Altos	Los Altos, CA	156	5,742
Marriott Denver South @ Park Meadows	Lone Tree, CO	279	5,730
Hyatt House San Jose Silicon Valley	San Jose, CA	164	5,560
Courtyard Charleston Historic District	Charleston, SC	176	5,554
Fairfield Inn & Suites DC Downtown	Washington, DC	198	5,526
Residence Inn Austin Dtwn Conv Ctr	Austin, TX	179	5,389
Hilton Garden Inn New Orleans Conv Ctr	New Orleans, LA	286	5,316
Marriott Denver Airport @ Gateway Park	Aurora, CO	238	5,286
Renaissance Ft Lauderdale Plantation	Plantation, FL	250	5,037
Hyatt House Emeryville SF Bay Area	Emeryville, CA	234	4,938
Hilton Garden Inn Los Angeles Hollywood	Los Angeles, CA	160	4,824
Hyatt House Santa Clara	Santa Clara, CA	150	4,802
Residence Inn Bethesda Downtown	Bethesda, MD	188	4,584
Homewood Suites Washington DC Downtown	Washington, DC	175	4,576
Embassy Suites Los Angeles Downey	Downey, CA	220	4,301
Courtyard New York Manhattan Upper East	New York, NY	226	4,292
Hyatt Atlanta Midtown	Atlanta, GA	194	4,240
Marriott Austin South	Austin, TX	211	4,192
Fairfield Inn & Suites Key West	Key West, FL	106	4,083
Courtyard Waikiki Beach	Honolulu, HI	403	4,004
Hyatt Place Fremont Silicon Valley	Fremont, CA	151	3,902
Renaissance Boulder Flatiron Hotel	Broomfield, CO	232	3,887
Embassy Suites Irvine Orange Cnty Arprt	Irvine, CA	293	3,836
Courtyard Houston By The Galleria	Houston, TX	190	3,568
Hyatt House San Diego Sorrento Mesa	San Diego, CA	193	3,400
Embassy Suites West Palm Beach Central	West Palm Beach, FL	194	3,366
Hyatt House Charlotte Center City	Charlotte, NC	163	3,343
Residence Inn Louisville Downtown	Louisville, KY	140	3,268
Residence Inn National Harbor DC	Oxon Hill, MD	162	3,242
Residence Inn Indy Dtwn On The Canal	Indianapolis, IN	134	3,202
Residence Inn Houston By The Galleria	Houston, TX	146	3,175
Residence Inn Chicago Oak Brook	Oak Brook, IL	156	3,171
Hyatt Market Street The Woodlands	The Woodlands, TX	70	3,145
Hyatt House San Ramon	San Ramon, CA	142	3,044
Hampton Inn Garden City	Garden City, NY	143	3,037
Courtyard Houston Dtwn Conv Ctr	Houston, TX	191	3,035
Springhill Suites Portland Hillsboro	Hillsboro, OR	106	2,969
Hilton Garden Inn Pittsburgh Univ Pl	Pittsburgh, PA	202	2,895
Hyatt Place Madison Downtown	Madison, WI	151	2,893
Hyatt House Dallas Lincoln Park	Dallas, TX	155	2,883
Residence Inn Houston Dtwn Conv Ctr	Houston, TX	171	2,835
Courtyard Atlanta Buckhead	Atlanta, GA	181	2,818
Hampton Inn Houston Near The Galleria	Houston, TX	176	2,736
Marriott Chicago Midway	Chicago, IL	200	2,635
Hilton Garden Inn Bloomington	Bloomington, IN	168	2,594
Springhill Suites Denver N Westminster	Westminster, CO	164	2,563
Hyatt House Houston Galleria	Houston, TX	147	2,115
Top 60 Assets		13,164	295,761
Other (1)		7,733	109,335
Total Portfolio		20,897	$405,096
Note: For the trailing twelve months ended December 31, 2015. Information above is unaudited and includes results for periods prior to the Company's ownership. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture. Amounts in thousands, except rooms. (1) Reflects 66 hotels.

RLJ Lodging Trust
Pro forma Operating Statistics
(unaudited)

For the three months ended December 31, 2015

Top Markets		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q4
NYC	5	95.9%	96.2%	(0.3)%	$258.11	$262.04	(1.5)%	$247.51	$251.96	(1.8)%	14%
Chicago	15	62.4%	67.5%	(7.6)%	147.14	141.01	4.3%	91.83	95.19	(3.5)%	7%
Austin	13	77.6%	76.9%	0.9%	163.13	160.75	1.5%	126.51	123.54	2.4%	9%
Denver	13	67.3%	68.4%	(1.6)%	129.98	124.49	4.4%	87.49	85.11	2.8%	8%
Houston	9	65.9%	74.9%	(12.1)%	157.13	158.90	(1.1)%	103.50	119.08	(13.1)%	6%
DC	7	67.2%	70.1%	(4.1)%	175.00	166.96	4.8%	117.66	117.01	0.6%	5%
Other	58	76.0%	74.9%	1.4%	154.92	146.10	6.0%	117.67	109.39	7.6%	51%
Total	120	74.5%	75.3%	(1.0)%	$165.50	$159.82	3.6%	$123.24	$120.26	2.5%	100%

Service Level		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q4
Focused-Service	99	73.7%	74.5%	(1.0)%	$155.32	$149.79	3.7%	$114.53	$111.54	2.7%	66%
Compact Full-Service	20	78.1%	79.1%	(1.2)%	191.27	185.27	3.2%	149.48	146.56	2.0%	30%
Full-Service	1	60.4%	61.2%	(1.4)%	173.08	165.76	4.4%	104.50	101.50	2.9%	4%
Total	120	74.5%	75.3%	(1.0)%	$165.50	$159.82	3.6%	$123.24	$120.26	2.5%	100%

Chain Scale		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q4
Upper Upscale	18	73.0%	73.6%	(0.9)%	$174.99	$166.84	4.9%	$127.76	$122.86	4.0%	26%
Upscale	86	76.0%	76.7%	(0.9)%	166.57	161.83	2.9%	126.55	124.05	2.0%	68%
Upper Midscale	15	68.3%	68.7%	(0.6)%	134.94	130.99	3.0%	92.20	90.02	2.4%	6%
Midscale	1	56.5%	81.2%	(30.5)%	100.31	77.80	28.9%	56.63	63.16	(10.3)%	—%
Total	120	74.5%	75.3%	(1.0)%	$165.50	$159.82	3.6%	$123.24	$120.26	2.5%	100%

Flags		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	Q4
Residence Inn	28	74.0%	76.7%	(3.5)%	$149.32	$143.17	4.3%	$110.54	$109.86	0.6%	16%
Courtyard	22	71.7%	74.9%	(4.3)%	162.34	161.12	0.8%	116.35	120.62	(3.5)%	15%
Hyatt House	11	82.5%	76.0%	8.6%	161.30	151.05	6.8%	133.05	114.74	16.0%	10%
Hilton Garden Inn	9	76.9%	77.6%	(0.9)%	181.15	175.25	3.4%	139.35	136.04	2.4%	10%
SpringHill Suites	6	79.2%	78.8%	0.4%	154.79	143.10	8.2%	122.53	112.82	8.6%	7%
Embassy Suites	7	71.6%	69.9%	2.3%	126.63	125.81	0.6%	90.60	88.00	3.0%	3%
Hampton Inn	6	68.0%	70.0%	(2.9)%	144.37	136.58	5.7%	98.13	95.64	2.6%	3%
Fairfield Inn & Suites	8	71.7%	72.3%	(0.8)%	121.92	114.74	6.3%	87.40	82.92	5.4%	4%
Marriott	5	63.4%	64.3%	(1.4)%	162.83	158.14	3.0%	103.25	101.67	1.6%	8%
Renaissance	3	70.7%	72.1%	(2.0)%	164.46	157.29	4.6%	116.25	113.41	2.5%	4%
DoubleTree	3	89.3%	91.6%	(2.4)%	238.57	238.30	0.1%	213.12	218.19	(2.3)%	8%
Hyatt	2	77.5%	76.1%	1.9%	200.55	190.30	5.4%	155.50	144.75	7.4%	2%
Hyatt Place	2	83.5%	76.3%	9.4%	151.52	144.03	5.2%	126.58	109.96	15.1%	2%
Hilton	2	85.3%	87.8%	(2.9)%	258.40	249.82	3.4%	220.37	219.32	0.5%	5%
Homewood Suites	2	64.9%	59.9%	8.2%	173.69	168.70	3.0%	112.64	101.07	11.4%	2%
Other	4	57.7%	66.6%	(13.3)%	143.38	128.83	11.3%	82.75	85.76	(3.5)%	1%
Total	120	74.5%	75.3%	(1.0)%	$165.50	$159.82	3.6%	$123.24	$120.26	2.5%	100%

Note:
The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture. All results exclude disposed hotels as of December 31, 2015, and six non-comparable properties.

RLJ Lodging Trust
Pro forma Operating Statistics
(unaudited)

For the twelve months ended December 31, 2015

Top Markets		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	FY
NYC	5	95.5%	96.0%	(0.6)%	$234.75	$239.35	(1.9)%	$224.20	$229.86	(2.5)%	11%
Chicago	15	69.9%	74.5%	(6.2)%	150.21	136.99	9.7%	105.05	102.12	2.9%	8%
Austin	13	80.1%	80.4%	(0.4)%	161.45	152.92	5.6%	129.32	123.00	5.1%	9%
Denver	13	75.7%	76.9%	(1.6)%	135.46	128.43	5.5%	102.58	98.82	3.8%	8%
Houston	9	70.2%	78.1%	(10.1)%	162.78	159.56	2.0%	114.22	124.59	(8.3)%	6%
DC	7	74.7%	76.4%	(2.2)%	176.90	171.01	3.4%	132.17	130.63	1.2%	6%
Other	59	79.2%	78.8%	0.5%	159.73	148.60	7.5%	126.50	117.14	8.0%	52%
Total	121	78.6%	79.7%	(1.4)%	$165.83	$157.45	5.3%	$130.28	$125.42	3.9%	100%

Service Level		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	FY
Focused-Service	100	77.9%	79.3%	(1.8)%	$158.14	$148.67	6.4%	$123.18	$117.88	4.5%	70%
Compact Full-Service	20	81.8%	82.0%	(0.2)%	184.76	179.15	3.1%	151.20	146.89	2.9%	26%
Full-Service	1	67.2%	69.1%	(2.9)%	182.27	178.46	2.1%	122.42	123.40	(0.8)%	4%
Total	121	78.6%	79.7%	(1.4)%	$165.83	$157.45	5.3%	$130.28	$125.42	3.9%	100%

Chain Scale		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	FY
Upper Upscale	18	77.8%	77.4%	0.4%	$174.02	$166.83	4.3%	$135.32	$129.18	4.8%	25%
Upscale	86	79.5%	80.9%	(1.7)%	166.14	157.80	5.3%	132.01	127.60	3.5%	67%
Upper Midscale	16	75.2%	76.1%	(1.3)%	146.50	138.08	6.1%	110.15	105.14	4.8%	8%
Midscale	1	62.8%	85.5%	(26.6)%	106.43	74.73	42.4%	66.81	63.93	4.5%	—%
Total	121	78.6%	79.7%	(1.4)%	$165.83	$157.45	5.3%	$130.28	$125.42	3.9%	100%

Flags		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2015	2014	Var	2015	2014	Var	2015	2014	Var	FY
Residence Inn	28	78.3%	81.5%	(4.0)%	$152.04	$143.26	6.1%	$119.00	$116.82	1.9%	17%
Courtyard	22	76.6%	78.8%	(2.8)%	165.43	157.04	5.3%	126.75	123.77	2.4%	17%
Hyatt House	11	82.1%	81.3%	1.0%	163.62	148.97	9.8%	134.39	121.16	10.9%	9%
Hilton Garden Inn	9	79.7%	80.0%	(0.3)%	176.47	170.12	3.7%	140.73	136.05	3.4%	9%
SpringHill Suites	6	82.3%	81.1%	1.5%	161.22	151.23	6.6%	132.63	122.60	8.2%	7%
Embassy Suites	7	76.0%	77.3%	(1.6)%	138.83	132.65	4.7%	105.55	102.54	2.9%	4%
Hampton Inn	6	77.0%	76.7%	0.3%	155.70	145.57	7.0%	119.81	111.66	7.3%	4%
Fairfield Inn & Suites	9	77.1%	76.7%	0.5%	122.88	114.58	7.2%	94.78	87.91	7.8%	4%
Marriott	5	70.8%	72.7%	(2.6)%	166.61	160.18	4.0%	118.01	116.44	1.4%	9%
Renaissance	3	76.8%	75.3%	2.0%	163.05	157.20	3.7%	125.15	118.31	5.8%	4%
DoubleTree	3	90.0%	93.0%	(3.3)%	220.48	219.45	0.5%	198.35	204.19	(2.9)%	6%
Hyatt	2	77.0%	74.1%	3.9%	205.22	192.78	6.5%	158.07	142.87	10.6%	2%
Hyatt Place	2	86.0%	84.1%	2.3%	158.43	141.08	12.3%	136.26	118.62	14.9%	2%
Hilton	2	90.3%	88.7%	1.8%	241.16	243.35	(0.9)%	217.81	215.92	0.9%	3%
Homewood Suites	2	75.8%	71.1%	6.6%	194.21	192.64	0.8%	147.24	137.02	7.5%	2%
Other	4	62.8%	70.8%	(11.3)%	144.68	124.69	16.0%	90.87	88.28	2.9%	1%
Total	121	78.6%	79.7%	(1.4)%	$165.83	$157.45	5.3%	$130.28	$125.42	3.9%	100%

Note:
The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture. All results exclude disposed hotels as of December 31, 2015, and five non-comparable properties.